Exhibit 23.1

We hereby consent to the incorporation by reference in the financial statements of OICco Acquisition III, Inc. for the period from the date of inception on March 31, 2010 to April 15, 2010 of our reports dated June 24, 2010 included in its Registration Statement on Form S-1 dated July 14, 2010 relating to the financial statements and financial statement schedules for the period from the date of inception on March 31, 2010 to April 15, 2010 listed in the accompanying index.

/s/ Sam Kan & Company ___________________________________
Firm’s Manual Signature
Alameda ___________________________________
City, State
July 15, 2010 ___________________________________
Date